EXHIBIT INDEX


      Exhibit No.                           Description
      -----------                           -----------


          23                        Consent of Coopers & Lybrand L.L.P.

          24-A                      Power of Attorney of T. B. Hagen

          24-B                      Power of Attorney of B. S. Townsend